UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

GLOBAL INDEMNITY GROUP, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34809	85-2619578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 S. French Street
Suite 105
Wilmington, Delaware		19801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (302) 691-6276

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Reappointments

Effective 12:00 a.m. on January 1, 2026, the Class B Majority Shareholder (defined below) of Global Indemnity Group, LLC (the “Company”) reappointed the following Designated Directors (defined below) to the Company’s Board of Directors (“Board”) for a term beginning at 12:00 a.m. on January 1, 2026 and continuing until 11:59 p.m. on December 31, 2026: Saul A. Fox, Joseph W. Brown, Fred E. Karlinsky, Bruce R. Lederman, Thomas M. McGeehan, and Jason C. Murgio. Seth J. Gersch, who was elected by stockholders at the Company’s 2025 annual meeting of stockholders, continues to serve on the Board.

As previously disclosed, under the Third Amended and Restated Limited Liability Company Agreement, dated January 16, 2025, of the Company (such agreement, as amended, the “Third LLCA”), the Class B Majority Shareholder is any person or group that, together with their respective affiliates, holds, beneficially or of record, (i) a majority of the outstanding Class B common shares and (ii) shares representing in the aggregate, at least twenty-five percent (25%) of the voting power of the Company’s outstanding voting shares. Fox Paine Capital Fund II International, L.P (the “Fox Paine Fund”) and Fox Mercury Investments LP (collectively with certain of its affiliates, the “FM Entities” and, together with the Fox Paine Fund and Fox Paine & Company, LLC, the “Fox Paine Entities”), are the sole Class B Majority Shareholder. Pursuant to Section 5.3 of the Third LLCA, the Class B Majority Shareholder is entitled, but is not obligated, to appoint certain directors (the “Designated Directors”) on the Board.

The Designated Directors, other than Mr. Brown who serves as the Company’s Chief Executive Officer, will continue their current service on the committees of the Board: Mr. Fox on the Acquisition, Executive and Investment committees; Mr. Karlinsky on the Acquisition, Audit and Nomination, Compensation & Governance (“NCG”) committees; Mr. Lederman on the Audit, Conflicts, and Enterprise Risk Management committees; Mr. McGeehan on the Enterprise Risk Management, Executive, Investment and NCG committees; and Mr. Murgio on the Acquisition and NCG committees.

Each of Messrs. Karlinsky, Lederman, McGeehan and Murgio is a party to a letter agreement with the Class B Majority Shareholder pursuant to which he became a director.

Non-employee Designated Directors will continue to be subject to the Company’s Non-Employee Director Compensation Plan which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025, as will be updated in the Company’s Definitive Proxy Statement on Schedule 14A to be filed for the 2026 Annual Meeting of Stockholders.

There are no currently proposed transactions regarding the Designated Directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Exchange Act. With respect to Mr. Murgio, previous transactions with Merger & Acquisition Services, Inc. (“Merger & Acquisition Services”), for which Mr. Murgio serves as a Principal and Chief Executive Officer, and its affiliated entities, were previously disclosed on Form 8-K in connection with Mr. Murgio’s original appointment to the Board in June 2025 and the Company may engage Merger & Acquisition Services to provide advisory services from time to time in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

January 5, 2026	By:	/s/ Nathaniel DeRose
	Name:	Nathaniel DeRose
	Title:	Senior Vice President and Senior Counsel